Exhibit 10.53

BMO Nesbitt Burns	Investment & Corporate Banking 885 West Georgia St. Suite 1800 Vancouver, BC V6C 3E8 Tel.: (604) 685-5181 Fax: (604) 443-1408

January 19, 2005

Peru Copper Inc.

475 West Georgia Street

Suite 920

Vancouver, BC

Canada V6B 4M9

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 6, 2004, between Peru Copper Inc. (the “Company”) and BMO Nesbitt Burns Inc. (“BMO”) on behalf of each purchaser in connection with the Company’s initial public offering and on behalf of each subscriber that has executed a subscription agreement in connection with the Underwriting Agreement. Capitalized terms used and not otherwise defined shall have the meanings ascribed to them in the Registration Rights Agreement.

This letter will confirm our agreement that the obligation of the Company, set forth in Section 3(d)(i) of the Registration Rights Agreement, to furnish to the Investors and their legal counsel a copy of each Registration Statement, Prospectus, each amendment or supplement thereto, and all correspondence between the Company and the Securities and Exchange Commission (“SEC”) relating to the Registration Statement, is hereby waived by BMO. In lieu thereof, the Company will provide written notice, in the manner prescribed in Section 7(b) of the Registration Rights Agreement, to BMO and to each holder of Registerable Securities that are Restricted Securities (“Holder”), providing details of an Internet hyperlink address where the relevant Registration Statement, Prospectus, each amendment or supplement and all relevant correspondence between the Company and the SEC may be viewed in their entirety.

Notwithstanding the foregoing, the Company will, upon request of any Holder, furnish a copy by mail or courier of each Registration Statement, Prospectus, each amendment or supplement thereto, and all relevant correspondence between the Company and the SEC.

The obligation of the Company, set forth in Section 3(d)(ii), to provide such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto as may reasonably be requested in order to facilitate the distribution of the Registrable Securities is not affected by the forgoing and remains in full force and effect.

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A member of BMO Financial Group

Furthermore this letter will confirm our agreement that, in the event any holder of Registrable Securities that are Restricted Securities fails to return a completed selling securityholder questionnaire to the Company’s counsel in a timely manner and does not provide written notice of an election to have its Registrable Securities excluded from the Registration Statement, such Registrable Securities will be included in the Registration Statement without information identifying the holder.

Very truly yours,

BMO Nesbitt Burns Inc.

Agreed:		By:	/s/ Jamie Rogers
Peru Copper Inc.		Name:	Jamie Rogers
		Title:	Director
By:	/s/ Thomas J. Findley
Name:	Thomas J. Findley
Title:	Chief Financial Officer

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